Exhibit 99.1
THORATEC REPORTS A 19 PERCENT INCREASE IN ANNUAL REVENUES AS CARDIOVASCULAR DIVISION
REVENUES INCREASE 30 PERCENT IN 2009
COMPANY INITIATES ROLL OUT OF HEARTMATE II® FOR DESTINATION THERAPY FOLLOWING APPROVAL EARLIER
THIS MONTH
     (PLEASANTON, CA), January 28, 2010—Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, said today that a 30 percent growth in revenues from its Cardiovascular Division in fiscal 2009 led to a 19 percent increase in total 2009 revenues versus those in fiscal 2008.
     For the year ended January 2, 2010, revenues were $373.9 million versus $313.6 million in the prior year. Revenues for the fourth quarter of fiscal 2009 were $104.5 million, a 22 percent increase over revenues of $85.7 million in the fourth quarter a year ago.
     Net income on a GAAP basis in fiscal 2009 was $28.6 million, or $0.49 per diluted share, versus GAAP net income of $18.3 million, or $0.33 per diluted share, in fiscal 2008. Non-GAAP net income, which is described later in this press release, was $56.1 million, or $0.89 per diluted share, in fiscal 2009, versus non-GAAP net income of $36.9 million, or $0.61 per diluted share, in fiscal 2008.
     “The dynamic growth we have seen in our Cardiovascular Division during the course of the year continued in the fourth quarter as we generated record revenues from that business in both North America and Europe. Total revenues from our HeartMate product line, which includes both the HeartMate II® LVAS (Left Ventricular Assist System) and HeartMate® XVE, increased 43 percent year-over-year,” said Gary F. Burbach, president and chief executive officer of Thoratec.
     The company said that it ended the year with 120 HeartMate II centers in North America, an increase of 19 during the year, and 91 internationally, an increase of 14 during 2009. In addition, there are now 76 centers with CMS (Centers for Medicare and Medicaid Services) certification for reimbursement for Destination Therapy (DT).
     “We are looking forward to rolling out the HeartMate II for DT, based on the FDA’s approval of our PMA (Pre-Market Approval) supplement on January 20, 2010. This approval creates a new opportunity for the many advanced-stage heart failure patients who are not responding to other forms of treatment to access a proven therapy. We have launched a comprehensive strategy targeted to existing and potential centers, referring cardiologists and patients to build awareness around the efficacy of the device and its ability to dramatically improve survival and quality of life versus other therapy options,” Burbach noted.

     With this approval, the HeartMate II can be used to provide long-term cardiac support for patients suffering from advanced-stage heart failure who are not eligible for transplantation. Under the approval, the HeartMate II can be used in patients with New York Heart Association (NYHA) Class IIIB or IV end-stage left ventricular failure who have received optimal medical therapy for at least 45 of the last 60 days, and who are not candidates for cardiac transplantation.
     “We begin 2010 in an excellent position to achieve continued strong growth. The clinical community’s response to the data from the DT trial has been very positive and we expect a significant number of additional data presentations and publications supporting both the clinical and economic benefits of this therapy to occur during the year. We also have a program in place to generate activity at existing centers and from referring cardiologists, and will continue our successful efforts to add new centers and help centers achieve DT reimbursement certification. We will also increase our investments in key technology initiatives, which include the ongoing introduction of the new HeartMate peripherals, enhancements to the HeartMate II platform, the development of a miniaturized pump based on the HeartMate II platform and our development program for the HeartMate III,” Burbach said.
FINANCIAL HIGHLIGHTS
     Thoratec reported revenues for 2009 of $373.9 million versus revenues of $313.6 million in 2008. Cardiovascular Division revenues in fiscal 2009 were $280.0 million versus $215.0 million a year ago. Revenues at the company’s International Technidyne Corporation (ITC) division were $94.0 million versus $98.6 million a year ago.
     The company provided a breakdown of sales by product for 2009 versus 2008. The HeartMate product line accounted for $229.8 million in revenues, a 43 percent increase over sales of $160.8 million a year ago. The Thoratec product line, which includes the PVAD and IVAD, accounted for sales of $34.8 million, a 16 percent decline versus sales of $41.7 million a year ago. CentriMag sales in 2009 were $12.6 million, a 28 percent increase over sales of $9.9 million a year ago. The balance of Cardiovascular Division revenues reflects contributions from the company’s graft business. During 2009, pump sales accounted for $204.7 million in revenue, with $72.6 million generated by sales of equipment and accessories. This compares with pump revenues of $164.9 million and equipment and accessory revenues of $47.4 million in 2008. Cardiovascular Division revenues in North America were $234.2 million, a 35 percent increase over North American revenues of $173.1 million a year ago. International Cardiovascular Division revenues were $45.8 million, an increase of nine percent over revenues of $41.8 million a year ago. The FX adjusted growth in 2009 was 16 percent with the majority of this growth occurring in the second half of the year.

     At ITC, revenues included $50.5 million for hospital point-of-care, which includes HemoChron, AVOX and IRMA. This represents a decrease of five percent over revenues of $53.3 million a year ago. Revenues for the alternate site business, which is primarily ProTime, were $30.7 million, a two percent increase over revenues of $30.0 million a year ago. Skin incision revenues were $12.7 million, a decline of 17 percent versus revenues of $15.3 million a year ago. The geographical breakout of revenues at ITC was $56.3 million in the U.S., or a decrease of 12 percent versus $64.2 million a year ago. International revenues were $37.6 million, an increase of ten percent versus revenues of $34.3 million a year ago.
     GAAP gross margin in 2009 was 58.8 percent versus 59.3 percent a year ago. Non-GAAP gross margin, which is described later in this press release, was 59.3 percent versus 59.9 percent in 2008. The year-over-year decrease in gross margin is due primarily to $6.9 million in excess inventory reserves related to the declining utilization of the HeartMate XVE, unfavorable foreign exchange, and manufacturing variances at ITC offset in part by overall worldwide HeartMate II volume and the rollout of our new HeartMate external peripherals.
     Operating expenses for 2009 on a GAAP basis were $172.8 million versus $160.3 million a year ago. On a non-GAAP basis, operating expenses were consistent year-over-year at $138.0 million as a result of increased Cardiovascular Division spending on product development and market development initiatives offset by lower bonus and commission expense and decreased spending at ITC. Operating expenses on a non-GAAP basis are described later in this press release.
     The company’s GAAP effective tax rate for 2009 was 29.9 percent versus 23.3 percent a year ago. The non-GAAP tax rate for the full year, which is described later in this press release, was 34.1 percent versus 32.6 percent in 2008. The increase in the GAAP and non-GAAP tax rates reflect an increase in pre-tax income, lower tax-exempt interest rates, and non-deductible compensation in part offset by a change in state apportionment rates.
     The company’s convertible debt was dilutive on a non-GAAP basis for the fourth quarter and full year 2009. The increase in dilutive shares was approximately 7.3 million shares.
     Cash and investments at the end of the year were $330.2 million, an increase of $51.7 million from the end of 2008. The cash and investment balance includes $24.6 million of Auction Rate Securities classified as long-term investments.
GUIDANCE FOR FISCAL 2010
     The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see additional information below.

     The company expects to see solid growth in 2010, with consolidated revenues expected to be in the range of $420 to $430 million.
     Worldwide growth in the Cardiovascular Division is expected to be 15 to 20 percent, with the HeartMate product line expected to grow at a mid-twenties percentage rate and the combination of the Thoratec and CentriMag product lines are expected to decline at a mid-single digit percentage rate from 2009. The growth in the HeartMate product line reflects the expected positive reception in the market for DT approval and the positive outcomes generated in the trial. Continued adoption of the new HeartMate external peripherals will also be an important growth driver, although not as significantly as in 2009. ITC revenues are expected to be flat to low single digit percentage growth, with the launch of the next generation ProTime around mid-year.
     Gross margins on a non-GAAP basis are expected to be in the range of 61 to 62 percent, reflecting the market expansion of HeartMate II and the benefit of the continuing adoption of our new external peripherals. GAAP gross margin is expected to be in the range of 60.5 percent and 61.5 percent.
     Non-GAAP operating income, excluding the one-time $8.5 million charge for the Percutaneous Heart Pump (PHP) acquired earlier this week, is expected to increase 20 to 25 percent over the prior year while GAAP operating income excluding the one-time PHP charge is expected to increase 59 percent to 67 percent for the same period. This growth in operating income incorporates the significant investments being made to drive near and long term growth including additions to the sales organization, marketing initiatives related to the launch of the HeartMate II for DT and continuing investment in innovation related to the HeartMate II platform, cross platform technologies and next generation pumps, along with the incremental investment in the PHP program.
     Non-GAAP net income per diluted share is expected to be in the range of $0.96 to $1.01 and GAAP net income per diluted share is expected to be in the range of $0.68 to $0.72. The one-time expense from the PHP technology acquisition is expected to impact net income per diluted share by approximately $0.09 on both a non-GAAP and GAAP basis in 2010. Excluding the acquisition fee, non-GAAP net income per diluted share is expected to be between $1.05 and $1.10 and between $0.77 and $0.81 on a GAAP basis.
CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Standard Time (4:30 p.m., Eastern Standard Time) today. The teleconference can be accessed by calling (719) 325-2456, passcode 6302456. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http:///www.thoratec.com. A replay of the conference call will be available through

Thursday, February 4, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 6302456.
GAAP TO NON-GAAP RECONCILIATION
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by its products and certain costs of producing that revenue, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income and expense, non-GAAP tax rate, non-GAAP net income, and non-GAAP net income per diluted share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.
     Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors’ operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.
     Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax effected impact of share-based compensation expense, amortization of purchased intangibles, expenses associated with the retrospective adoption of the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) 470-20, Debt, HeartWare transaction costs, and unrealized gains on the equity conversion option included in the HeartWare loan agreement.

     Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.
     Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense.
     Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, amortization of purchased intangibles, and HeartWare transaction costs.
     Non-GAAP other income and expense consists of GAAP other income and expenses excluding expenses related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt, and unrealized gains or losses on the equity conversion option included in the HeartWare loan agreement.
     Non-GAAP tax rate consists of the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
     Management believes that it is useful in measuring Thoratec’s operations to exclude amortization of intangibles. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.
     Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company’s business operations.
     Due to the subjective assumptions used to develop non-cash interest expense related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt, Thoratec management believes that providing non-GAAP financial measures that exclude such expense allows investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management.

     To enable investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods, Thoratec has excluded HeartWare acquisition transaction costs and the unrealized gain on the equity conversion option included in the HeartWare loan agreement as they are infrequent in nature
     There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, thatare recurring expenses. Second, share-based compensation is part of an employee’s compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.
     Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec’s financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.
     The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP income statement for the three and twelve month periods ending 2009 and 2008.
THORATEC CORPORATION
Condensed Consolidated Statement of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
		January 3, 2009		January 3, 2009
	January 2, 2010	As Adjusted (1)	January 2, 2010	As Adjusted (1)
Product sales	$104,495	$85,673	$373,937	$313,564
Cost of product sales	43,175	35,106	154,103	127,566

Gross profit	61,320	50,567	219,834	185,998

Operating expenses:
Selling, general and administrative	25,470	25,804	107,927	94,142
Research and development	13,365	14,142	54,227	52,943
Amortization of purchased intangible assets	2,596	3,296	10,663	13,183

Total operating expenses	41,431	43,242	172,817	160,268

Income from operations	19,889	7,325	47,017	25,730
Other income and (expense):
Interest expense	(3,140)	(2,735)	(12,307)	(10,984)
Interest income and other	(3,716)	2,505	6,043	9,146

Income before income taxes	13,033	7,095	40,753	23,892
Income tax expense	(3,686)	(1,770)	(12,169)	(5,561)

Net income	$9,347	$5,325	$28,584	$18,331

Net income per share
Basic	$0.16	$0.09	$0.50	$0.33

Diluted	$0.16	$0.09	$0.49	$0.33

Shares used to compute net income per share:
Basic	56,924	56,198	56,615	55,097
Diluted	58,374	57,578	58,027	56,196

(1)	Adjusted for the retrospective adoption of the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) 470-20, Debt.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
		January 3, 2009		January 3, 2009
Net income reconciliation	January 2, 2010	As Adjusted (1)	January 2, 2010	As Adjusted (1)
Net income on a GAAP basis	$9,347	$5,325	$28,584	$18,331
Share-based compensation expense:
- Cost of product sales	489	466	2,023	1,749
- Selling, general and administrative	1,923	1,743	8,382	6,491
- Research and development	801	690	3,492	2,626
Amortization of purchased intangibles	2,596	3,296	10,663	13,183
HeartWare transaction costs	1	—	12,314	—
Impact of adoption of ASC 470-20	1,945	1,726	7,603	6,946
Unrealized loss on embedded derivative instrument on HeartWare loan	5,240	—	—	—
Income tax effect of non-GAAP adjustments	(5,219)	(3,381)	(16,933)	(12,350)

Net income on a non-GAAP basis	$17,123	$9,865	$56,129	$36,976

	Three Months Ended		Twelve Months Ended
		January 3, 2009		January 3, 2009
Net income per diluted share reconciliation	January 2, 2010	As Adjusted (1)	January 2, 2010	As Adjusted (1)
(in thousands, except per share data)
Net income per diluted share on a GAAP basis	$0.16	$0.09	$0.49	$0.33
- Cost of product sales	0.01	0.01	0.03	0.03
- Selling, general and administrative	0.03	0.03	0.14	0.11
- Research and development	0.01	0.01	0.06	0.05
Amortization of purchased intangibles	0.05	0.06	0.19	0.23
HeartWare transaction costs	—	—	0.21	—
Impact of adoption of ASC 470-20	0.03	0.03	0.13	0.12
Unrealized loss on embedded derivative instrument on HeartWare loan	0.09	—	—	—
Income tax effect of non-GAAP adjustments	(0.09)	(0.06)	(0.28)	(0.22)
Convertible debt dilution impact (2)	(0.02)	(0.01)	(0.08)	(0.04)

Net income per diluted share on a non-GAAP basis	$0.27	$0.16	$0.89	$0.61

Shares used in calculation of net income per diluted share — GAAP	58,374	57,578	58,027	56,196

Shares used in calculation of net income per diluted share — non — GAAP (2)	65,665	64,868	65,318	63,486

(1)	Adjusted for the retrospective adoption of the accounting for convertible debt instruments that may be settled in cash upon conversion,

including partial settlements, in accordance with ASC 470-20, Debt.

(2)	The company’s total diluted share count on a non-GAAP basis for the three and twelve months ended January 3, 2009 and

January 2, 2010 include approximately 7.3 million shares underlying its convertible notes as they were dilutive for the respective quarters.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended				Twelve Months Ended
	January 2, 2010		January 3, 2009		January 2, 2010		January 3, 2009
							$
Gross profit on a GAAP basis	$61,320	58.7%	$50,567	59.0%	$219,834	58.8%		185,998	59.3%
Share-based compensation expense	489		466		2,023			1,749

Gross profit on a non-GAAP basis	$61,809	59.2%	$51,033	59.6%	$221,857	59.3%		$187,747	59.9%

The following table reconciles the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	January 2, 2010	January 3, 2009	January 2, 2010	January 3, 2009
Operating expenses on a GAAP basis	$41,431	$43,242	$172,817	$160,268
Share-based compensation expense:
- Selling, general and administrative	(1,923)	(1,743)	(8,382)	(6,491)
- Research and development	(801)	(690)	(3,492)	(2,626)
Amortization of purchased intangibles	(2,596)	(3,296)	(10,663)	(13,183)
HeartWare transaction costs	(1)	—	(12,314)	—

Operating expenses on a non-GAAP basis	$36,110	$37,513	$137,966	$137,968

The following table reconciles the specific items excluded from GAAP other income and expense in the calculation of non-GAAP other income and expense for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Other Income and Expense
(Unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
		January 3, 2009		January 3, 2009
	January 2, 2010	As Adjusted (1)	January 2, 2010	As Adjusted (1)
Other income and (expense) on a GAAP basis	$(6,856)	$(230)	$(6,264)	$(1,838)
Impact of adoption of ASC 470-20	1,945	1,726	7,603	6,946
Unrealized loss on embedded derivative instrument on HeartWare loan	5,240	—	—	—

Other income on a non-GAAP basis	$329	$1,496	$1,339	$5,108

(1)	Adjusted for the retrospective adoption of the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt.
The following table reconciles the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
THORATEC CORPORATION
GAAP to Non-GAAP Tax Expense Reconciliation
(Unaudited)
(in thousands)

	Three Months Ended				Twelve Months Ended
			January 3, 2009				January 3, 2009
	January 2, 2010		As Adjusted (1)		January 2, 2010		As Adjusted (1)
Tax expense on a GAAP basis	$(3,686)	28.3%	$(1,770)	24.9%	$(12,169)	29.9%	$(5,561)	23.3%
Share-based compensation expense	(1,926)		(1,362)		(5,348)		(4,332)
Amortization of purchased intangibles	(1,039)		(1,318)		(4,266)		(5,273)
HeartWare transaction costs	—		—		(4,926)		—
Impact of adoption of ASC 470-20	(806)		(701)		(3,041)		(2,744)
Unrealized loss on embedded derivative instrument on HeartWare loan	(2,096)		—		—		—
State apportionment tax rate	(974)		—		(974)		—
Excess compensation limitations	1,622		—		1,622		—

Tax expense on a non-GAAP basis	$(8,905)	34.2%	$(5,151)	34.3%	$(29,102)	34.1%	$(17,910)	32.6%

(1)	Adjusted for the retrospective adoption of the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt.

The following table reconciles the guidance on a GAAP and non-GAAP basis for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Gross margin	For the Fiscal Year Ended 2010
	From	To
Gross margin on a GAAP basis	60.50%	61.50%
Share-based compensation expense	0.50%	0.50%

Gross margin on a non-GAAP basis	61.00%	62.00%

Operating income growth	For the Fiscal Year Ended 2010
	From	To
Increase in operating income on a GAAP basis excluding PHP acquisition fee	59.00%	67.00%
Share-based compensation expense	-23.00%	-25.00%
Amortization of purchased intangibles	-16.00%	-17.00%

Increase in operating income on a non-GAAP basis excluding PHP acquisition fee	20.00%	25.00%

Net income per diluted share growth	For the Fiscal Year Ended 2010
	From	To
Net income per diluted share growth on a GAAP basis excluding PHP acquisition fee	$0.77	$0.81
Share-based compensation expense	0.17	0.18
Amortization of purchased intangibles	0.11	0.12
Impact of adoption of ASC 470-20	0.02	0.02
Income tax effect of non-GAAP operating income	(0.02)	(0.03)

Net income per diluted share growth on a non-GAAP basis excluding PHP acquisition fee	$1.05	$1.10

Net income per diluted share reconciliation	For the Fiscal Year Ended 2010
	From	To
Net income per diluted share on a GAAP basis	$0.68	$0.72
Share-based compensation expense	0.17	0.18
Amortization of purchased intangibles	0.12	0.12
Impact of adoption of ASC 470-20	0.02	0.02
Income tax effect of non-GAAP adjustments	(0.03)	(0.03)

Net income per diluted share on a non-GAAP basis	$0.96	$1.01

Shares used in calculation of net income per diluted share —GAAP
Shares used in calculation of net income per diluted share —non-GAAP (a)

(a)	Shares used in the per share calculation for reconciling items between GAAP and non-GAAP financial measures.

     Thoratec is a world leader in therapies to address advanced-stage heart failure. The company’s product lines include the Thoratec® VAD (Ventricular Assist Device) and HeartMate LVAS with more than 15,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) Division is a leader in point-of-care blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and IVAD is a trademark of Thoratec Corporation. ITC, A-VOX Systems, AVOXimeter, HEMOCHRON, ProTime and IRMA are registered trademarks of International Technidyne Corporation. CentriMag is a registered trademark of Levitronix, LLC.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2010 financial results, future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “plans,” “projects,” “hopes, “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address issues raised by FDA inspections adequately and on a timely basis without a resulting recall of product or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage polices, the effects of seasonality on Thoratec products sales, the effects of competition and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K and in Thoratec’s second quarter 2009 quarterly report on Form 10-Q, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Contacts:
David Smith
Executive Vice President, Chief Financial Officer
Thoratec Corporation
(925) 847-8600
or
Neal B. Rosen
Ruder-Finn
(415) 692-3058